OHA DIRECT CREDIT FUND POS AMI

Exhibit 99.(p)

OHA Direct Credit Fund

Subscription Agreement

Subscription Amount ($):

Thank you for your interest in OHA Direct Credit Fund (the “Fund”). This Subscription Agreement applies to the offering of common shares of beneficial interest (the “Shares”) of the Fund.

The Fund is not available to members of the public. The Fund has no intention of listing its Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for its Shares. The Fund is only available to funds managed by T. Rowe Price Associates, Inc., (“T. Rowe Price”), including open-end and closed-end registered investment companies; advisory clients of T. Rowe Price, OHA Private Credit Advisors II, L.P. (the “Adviser”) or an affiliate; and certain unaffiliated funds or trusts or trusts that are exempt from registration under the 1940 Act and held solely by collective investment trusts sponsored by T. Rowe Price or an affiliate; each of which is subject to a contractual fee for investment management services (“Investing Funds” or “Shareholders”). To provide some liquidity to Investing Funds, the Fund is structured as an “interval fund” and intends to conduct periodic repurchase offers for a portion of its outstanding Shares.

☐	Initial Investment

☐	Subsequent Investment**

** A subsequent investment in the Fund will be added to the existing investment exactly as it is currently registered. Please provide current account number and complete Sections 1, 6, 8, 9, and 11.

Fund Account Number**

(Subsequent Investment Only)

1	Account Registration (continued) (check only one type below; may not be a minor)

ENTITIES or TRUSTS

i. Entity Accounts		ii. Entities – Please indicate if you are:

☐	Trust	☐	Not-for-Profit Organization

☐	C-Corporation	☐	Pension Plan

☐	S-Corporation	☐	Profit Sharing

☐	Partnership	☐	401K Plan

☐	Limited Liability Corporation	☐	Disregarded Entity

Other Entity:
The investor is a Collective Investment Trust that is intended to constitute an exempt trust under Section 501(a) of the Internal Revenue Code, as amended, and a “group trust” pursuant to the requirements of Rev. Rul. 81-100.

NOTE: Trust documents (title and signature pages) or other organizational documentation required.

Entity Name	Tax Identification Number	Date of Trust (if applicable)

Authorized Signatory (if applicable)	Social Security Number	Date of Birth (if applicable)

Additional Authorized Signatory (if applicable)	Social Security Number	Date of Birth (if applicable)

Check if appropriate:

☐	The undersigned is an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax-exempt organization)

Exempt Payee Code:

(see IRS Form W-9 for a list of exempt payee codes)

2	Mailing Address and Other Contact Information (Subscription Agreements will only be accepted if they contain a U.S. street address)

Street Address (If PO Box, please indicate the residential/street address below)

City	State	Zip

Telephone	E-mail Address

☐ Additional Address ☐ Residential/Street Address (Copies of confirmations and statements will be sent to this address)

Name	E-mail Address

Street Address	City	State	Zip

3	Investment Selection, Terms and Wiring Instructions

☐ Purchase by check: make check payable to OHA Direct Credit Fund Purchase by wire: (wire instructions below)

This Subscription Agreement must be received FIVE BUSINESS days before the first business day of the month for your subscription to be accepted for that month.

If you purchase Shares by wired funds, your wire must be received THREE BUSINESS days before the first business day of the month for your subscription to be accepted for that month.

For more information or questions, please call [ ].

Completed Subscription Agreements may be sent to the addresses below.

Mail: For Regular Mail: OHA Private Credit Advisors II, L.P. 4515 Painters Mill Rd Owings Mills, MD 21117

Name: OHA Private Credit Advisors II, L.P. for OHA Direct Credit Fund

Bank Name: [ ] ABA: [ ] Account No.: [ ]

4	Electronic Delivery Consent

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from the Fund. If you would like to consent to electronic delivery, including pursuant to email, please sign below.

By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize us to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time without your consent. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Owner or Authorized Person Signature	Date

5	Accredited Investor Status (must be completed)

The undersigned certifies that he, she or it is an “accredited investor” at the time of investment in the Fund because he, she or it satisfies one or more of the categories listed below. Please check the box next to ALL applicable categories.

A.	☐	A natural person (or the grantor, in the case of a revocable grantor trust) who individually or together with a spouse or spousal equivalent has a “net worth” in excess of $1.0 million. For purposes of determining net worth:

1.	the person’s primary residence is not included as an asset;

2.	indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, is not included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and

3.	indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability.

B.	☐	A natural person (or the grantor, in the case of a revocable grantor trust) who had a gross individual income in excess of $200,000 (or joint income together with a spouse or spousal equivalent in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse or spousal equivalent in excess of $300,000) for this year.

C.	☐	A natural person (or the grantor, in the case of a revocable grantor trust) who holds in good standing a Series 7, 65 and/or 82 license and/or such other professional certification(s) or designation(s) or credential(s) from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status (please specify in the space provided):

D.	☐	A natural person (or the grantor, in the case of a revocable grantor trust) who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, as amended (“1940 Act”), of the Fund.

E.	☐	An entity that has total Investments (as defined under the 1940 Act) in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:

■	a corporation;

■	a partnership;

■	a Massachusetts or similar business trust; OR

■	an organization described in Section 501(c)(3) of the Internal Revenue Code.

F.	☐	A personal (non-business) trust, other than an employee benefit trust, with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Fund whose purchase is directed by persons having such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment.

G.	☐	A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act (in each case, whether acting in its individual or fiduciary capacity).

H.	☐	A broker or dealer registered under Section 15 of the U.S. Securities Exchange Act of 1934.

I.	☐	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 Act (“Advisers Act”) or pursuant to the laws of a U.S. state or is an investment adviser relying on the exemption from registration with the Securities and Exchange Commission under Section 203(1) or (m) of the Advisers Act.

J.	☐	An insurance company as defined in Section 2(a)(13) of the Securities Act.

K.	☐	An investment company registered under the 1940 Act.

L.	☐	A (i) business development company as defined in Section 2(a)(48) of the 1940 Act, (ii) Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended, or (iii) Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

M.	☐	An employee benefit plan established and maintained by a state, or local government or agency which has total assets in excess of $5,000,000 (if the employee benefit plan is a participant-directed plan (as defined below) please contact OHA Private Credit Advisors II, LP. (the “Investment Manager”)).

■	The undersigned is a collective investment trust that is intended to constitute an exempt trust under Section 501(a) of the Internal Revenue Code, as amended, and a "group trust" pursuant to the requirements of Rev. Rul. 81-100. It may be deemed to be formed for the specific purpose of acquiring the securities offered. Its indirect investors are expected to be employee benefit plans within the meaning of Title I of ERISA that have total assets in excess of $5,000,000 or whose investment decision is being made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser.

6	Accredited Investor Status (must be completed) (continued)

N.	☐	An employee benefit plan within the meaning of Title I of ERISA (including an Individual Retirement Plan), which satisfies at least one of the following conditions:

☐	it has total assets in excess of $5,000,000 (If the employee benefit plan is a participant-directed plan (as defined below) please contact the Investment Manager); or

☐	the investment decision is being made by a plan fiduciary, as defined in section 3(21) or ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser; or

☐	it is a participant-directed plan (i.e., tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the decision to invest is made by those participants investing), and each such participant qualifies as an accredited investor (if this sub-category applies, please contact the Investment Manager).

O.	☐	A private business development company as defined in Section 202(a)(22) of the Advisers Act.

P.	☐	A “family office”, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, not formed for the specific purpose of investing in the Fund, with total assets under management in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

Q.	☐	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in clause (p) and whose prospective investment in the Fund is directed by such family office by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

R.	☐	An entity, of a type not listed in categories E through O above or S below, in each case not formed for the specific purpose of investing in the Fund, with total Investments in excess of $5,000,000.

S.	☐	An entity in which all of the equity owners are persons described above (including but not limited to an individual retirement account).

T.	☐	A collective investment trust that is intended to constitute an exempt trust under Section 501(a) of the Internal Revenue Code, as amended, and a "group trust" pursuant to the requirements of Rev. Rul. 81-100. It may be deemed to be formed for the specific purpose of acquiring the securities offered. Its indirect investors are expected to be employee benefit plans within the meaning of Title I of ERISA that have total assets in excess of $5,000,000 or whose investment decision is being made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser.

Please see Rule 501 of Regulation D under the Securities Act for more information and applicable definitions. Acknowledgment – Signature Pages Follow at the end of the Subscription Agreement

A.	The undersigned agrees to become a shareholder of the Fund and purchase Shares of the Fund on the terms provided for in this Subscription Agreement, the Prospectus, the Statement of Additional Information, the Agreement and Declaration of Trust and the By-Laws (collectively, the “Fund Agreements”), as well as in the Privacy Policy of the Fund, and agrees to be bound by their terms and conditions. The undersigned certifies that he, she or it has the authority and legal capacity to make this purchase in its state of residence.

B.	The undersigned authorizes the Fund and its agents to act upon his, her or its instructions (by phone, in writing or other means) that they believe to be genuine and in accordance with the procedures described in the Prospectus for this account. The undersigned agrees that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C.	The undersigned is aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for he, she or it and that, at this time, he, she or it can bear a complete loss of his, her or its entire investment in the Fund.

D.	The undersigned understands that under the Fund Agreements, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreements. The undersigned understands that liquidity will generally only be available through periodic tender offers by the Fund. Consequently, the undersigned is aware that he, she or it may have to bear the economic risk of investment in the Fund indefinitely.

E.	The undersigned will acquire Shares of the Fund for his, her or its own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization of the Shares, in whole or in part. The undersigned agrees not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreements and applicable law.

■	Notwithstanding the foregoing, the undersigned represents that is a collective investment trust for which the Fund is a component investment and which is used as a component in target date collective investment trust. No investor in the undersigned is being offered exposure solely to the performance of the Fund.

F.	The undersigned certifies that he, she or it is not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

G.	In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, the undersigned represents that to the best of his, her or its knowledge based upon reasonable diligence and investigation:

1.	The undersigned is not (nor is any person or entity controlled by, controlling or under common control with me, or any of he, she or its beneficial owners) any of the following:

a.	A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas. gov).

b.	Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

c.	A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force.

d.	A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

e.	A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

f.	A senior foreign political figure (See U.S.A. Patriot Act and related regulations for definition). This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such figure.

2.	No funds that the undersigned has contributed or will contribute to the Fund:

a.	Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

b.	Has been or shall be derived from, or related to, any activity that is deemed criminal under U.S. law.

c.	Shall cause the Fund or the Investment Manager to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.

3.	The undersigned understands and agrees that if at any time it is discovered that any of the representations in this Section H are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager, in its sole discretion and notwithstanding anything to the contrary in the Fund Agreements, as they may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming his, her or its subscription in the Fund.

4.	The undersigned further understands that the Fund or the Investment Manager may release confidential information about the undersigned and, if applicable, any underlying beneficial owners, to proper authorities if the Fund or the Investment Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

5.	The undersigned agrees to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. The undersigned will promptly notify the Fund if any of the representations in this Section G cease to be true and accurate. The undersigned agrees to contact the Fund if the undersigned needs more information about Section G or if he undersigned is unsure whether any of the categories apply to he, she or it.

ITEM H APPLIES ONLY TO FIDUCIARIES. ALL OTHER INVESTORS SHOULD CONTINUE TO “I”

H.	1.	The undersigned certifies that if the undersigned is a Fiduciary executing this investor certification on behalf of a collective investment trust that is subject to the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Participating Trust”), the undersigned represents and warrants that OHA Private Credit Advisors II, L.P. (the “Investment Manager”), and its affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager or any of its affiliates has formed a basis for any investment decision in connection with such purchase, holding or disposition.

2.	The undersigned represents and warrants that the investment by the Participating Trust in the Fund is consistent with its obligations under ERISA.

3.	The undersigned represents and warrants that the Participating Trusts purchase of the Shares does not, and will not (to the best of the undersigned’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan or other plan that is not subject to the foregoing-referenced Section 406 or Section 4975, any Federal, state or local law that is substantially similar thereto).

I.	1.	The undersigned certifies that if the undersigned is a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to ERISA (a “Plan”), the undersigned represents and warrants that OHA Private Credit Advisors II, L.P. (the “Investment Manager”), and its affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager or any of its affiliates has formed a basis for any investment decision by the Plan or he, she or it in connection with such purchase, holding or disposition.

2.	The undersigned represents and warrants that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan.

3.	The undersigned represents and warrants that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan or other plan that is not subject to the foregoing-referenced Section 406 or Section 4975, any Federal, state or local law that is substantially similar thereto).

J.	The undersigned understands that the Fund and its affiliates are relying on the certification and agreements made herein in determining his, her or its qualification and suitability as an investor in the Fund. The undersigned understands that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of the certifications made in this Subscription Agreement being untrue in any respect.

K.	The representations, warranties, agreements, undertakings and acknowledgments made by me in this Subscription Agreement are made with the intent that they be relied upon by the Fund in determining the undersigned’s suitability as an investor in the Fund and shall survive the investment. The undersigned agrees to provide, if requested, any additional information that may reasonably be required to determine his he or its eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, the undersigned undertakes to notify the Fund promptly of any change with respect to the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

L.	The undersigned acknowledges that this Subscription Agreement will be governed by the laws of the State of Delaware without regard to any applicable rules relating to conflicts of laws.

7	Acknowledgment and Signature (All prospective investors account owners/trustees must sign on the following page)

Substitute IRS Form W-9 Certification: Under penalty of perjury, the undersigned certifies each of the following:

1.	The Social Security Number or Taxpayer Identification Number shown on this Subscription Agreement is correct.

2.	The undersigned is not subject to backup withholding because: (a) the undersigned is exempt from backup withholding; or (b) the undersigned has not been notified by the Internal Revenue Service (IRS) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified the undersigned that he, she or it is no longer subject to backup withholding.

3.	The undersigned is a U.S citizen or other U.S. Person (including resident alien).

4.	The undersigned is exempt from the reporting obligations set forth under the Foreign Account Tax Compliance Act (FATCA).

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding.

Signature pages

If the investor is an ENTITY such as a trust, all trustees or beneficial owners must sign this Subscription Agreement in the signature block appearing below. If necessary, please attach multiple copies of this signature page to accommodate multiple trustees or owners.

Signature of Owner or Authorized Signatory	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Appendix A Supporting Document Requirements

Please provide the following
supporting documentation
based on your account type.

Trust	■	Certificate of Trust or Declaration of Trust

■	First and last page of the Trust document

■	UBO information for statutory trust or real estate trust

■	Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

Corporation (including C Corp., S Corp., LLC)	■	Formation documents
	■	Articles of incorporation

■	Authorized signatory list

■	Required Customer Data Elements for all authorized traders

■	UBO Information

■	S & C Corps Only: Corporate Resolution

■	Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

Partnership	■	Partnership Agreement

■	Required Customer Data Elements for all authorized traders

■	Authorized signatory list

■	Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)